PRESS RELEASE                           LIFE SCIENCES RESEARCH, INC.
                                        (OTCBB: LSRI)

                                        PO Box 2360
                                        Mettlers Road
                                        East Millstone, NJ 08875-2360

                                        For Further Information:
                                        Richard Michaelson
                                        Phone:   US: (732) 649-9961
                                        e-mail: LifeSciencesResearch@LSRinc.net

September 7, 2005


                             NYSE LISTING POSTPONED

East Millstone, New Jersey, September 7, 2005 - Life Sciences Research, Inc. (OTCBB: LSRI) announced today that its listing on the New York Stock Exchange has been postponed at the request of the Exchange. The Company's stock will continue to trade on the OTCBB under the symbol LSRI.

Life Sciences Research, Inc. is a global contract research organization providing product development services to the pharmaceutical, agrochemical and biotechnology industries. LSR brings leading technology and capability to support its clients in non-clinical safety testing of new compounds in early stage development and assessment. The purpose of this work is to identify risks to humans, animals or the environment resulting from the use or manufacture of a wide range of chemicals which are essential components of LSR's clients' products. The Company's services are designed to meet the regulatory requirements of governments around the world. LSR operates research facilities in the United States (the Princeton Research Center, New Jersey) and the United Kingdom (Huntingdon and Eye, England).

This announcement contains statements that may be forward-looking as defined by the USA's Private Securities Litigation Reform Act of 1995. These statements are based largely on LSR's expectations and are subject to a number of risks and uncertainties, certain of which are beyond LSR's control, as more fully described in the Company's Form 10-K for the fiscal year ended December 31, 2003, as filed with the US Securities and Exchange Commission.

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